UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2016

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

951 Gateway Boulevard
South San Francisco, California 94080
(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendment

On January 15, 2016, the Board of Directors (the “Board”) of Innoviva, Inc. (the “Company”) amended Section 3.11 of Company’s Amended and Restated Bylaws (the “Bylaws”) consistent with Section 141(k) of the Delaware General Corporation Law, to remove the words “for cause” so that any of the Company’s directors may be removed, with or without cause.

The foregoing summary description of certain provisions of the Bylaws is qualified in its entirety by the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Proposal to Amend Company’s Restated Certificate of Incorporation

On January 15, 2016, the Board declared advisable an amendment to the second paragraph of Article VI of the Company’s Restated Certificate of Incorporation, consistent with Section 141(k) of the Delaware General Corporation Law, to remove the words “for cause” so that any of the Company’s directors may be removed, with or without cause. The Board directed that such amendment be proposed at the Company’s next annual meeting of stockholders to be held in 2016.

Consistent with the Board’s action, and in light of a recent ruling by the Delaware Chancery Court, the Company will not enforce the “only for-cause” director removal provision.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

3.1                 Amended and Restated Bylaws of Innoviva, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: January 15, 2016	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer

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